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                                                                     Exhibit 2.6
                                                                    Schedule 2.3

                             Schedule 2.3 (Amended)
                                Assumed Contracts

1. Collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1499, dated April 16, 2001.

2. Use and occupancy rights as a tenant at will with respect to the warehouse facility located at Pro Trans, 1721 Addison Street, El Paso, Texas, in a month to month tenancy.

3. Natural Gas Sale Agreement dated November 21, 2001 between Metromedia Energy, Inc. and Aerovox, Inc.

4. Service Provider Agreement dated April 20, 2000 between AT&T Global Network Services, LLC and Aerovox, Inc.

5. On-Net Service Agreement for telecommunication services, dated March 13, 2001 between MCI Worldcom Communications, Inc. and Aerovox, Inc.

6. Purchase/Service Agreement dated May 26, 2000 between Lucent Technologies, Inc. and Aerovox, Inc.

7. Order Form dated November 8, 1996 and addendum, Order Form dated August 15, 2000 and addendum, and the Settlement and Release Agreement, between Computer Associates International, Inc. and Aerovox, Inc.

8. Disposal service contract dated July 10, 2000 between ABC Disposal Service and Aerovox, Inc